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Georgia Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

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GEORGIA BANCSHARES, INC.
100 Westpark Drive
Peachtree City, Georgia 30269

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

        We cordially invite you to attend the 2004 Annual Meeting of Shareholders of Georgia Bancshares, Inc., the holding company for The Bank of Georgia. At the meeting, we will report on our performance in 2003 and answer your questions. We are excited about our accomplishments in 2003 and look forward to discussing both our accomplishments and our plans with you.

        This letter serves as your official notice that we will hold the meeting on Wednesday, May 12, 2004 at 4:30 p.m. at our office located at 100 Westpark Drive, Peachtree City, Georgia 30269, for the following purposes:

        1.     To elect four members to the board of directors; and

        2.     To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Shareholders owning our common stock at the close of business on March 26, 2004 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting.

        Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the board of directors, /s/ Ira P. Shepherd, III Ira P. Shepherd, III President and Chief Executive Officer

April 14, 2004
Peachtree City, Georgia

GEORGIA BANCSHARES, INC.
100 Westpark Drive
Peachtree City, Georgia 30269

Proxy Statement for Annual Meeting of
Shareholders to Be Held On May 12, 2004

        Our board of directors is soliciting proxies for the 2004 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

Voting Information

        The board set March 26, 2004 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 2,936,119 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

        Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

        When you sign the proxy card, you appoint Ira P. Shepherd, III and Dale K. Geeslin as your representatives at the meeting. Messrs. Shepherd and Geeslin will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Shepherd and Geeslin will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors.” We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Shepherd and Geeslin will vote your proxy on such matters in accordance with their judgment.

        You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

        Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

        We are paying for the costs of preparing and mailing the proxy materials and of reimbursing others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 14, 2004.

Proposal No. 1: Election of Directors

        Our articles of incorporation provide for a classified board of directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. The terms of office of the classes of directors expire as follows: Class I at the 2004 annual meeting of shareholders, Class II at the 2005 annual meeting of shareholders and Class III at the 2006 annual meeting of shareholders.

        All nominees are currently directors. We believe that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the board of directors fails to stand for election or is unable to accept election, your shares will be voted in favor of the election of another person nominated by the board of directors. There are no cumulative voting rights in the election of directors, which means you may vote only once for a nominee.

Class I	Class II	Class III
Arlie C. Aukerman	Malcolm R. Godwin	Thomas G. Sellmer
Joseph S. Black	William R. Hancock, Jr.	Ira Pat Shepherd, III
Rick A. Duncan	Vincent M. Rossetti	Enrico A. Stanziale
Dale K. Geeslin	Donnie H. Russell	James H. Webb, Jr.

Shareholders will elect four nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2007 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

        The board of directors recommends that you elect Mr. Aukerman, Mr. Black, Mr. Duncan, and Mr. Geeslin as Class I directors.

        If you submit a proxy but do not specify how you would like it to be voted, Mr. Shepherd and Mr. Geeslin will vote your proxy to elect Mr. Aukerman, Mr. Black, Mr. Duncan, and Mr. Geeslin. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Shepherd and Mr. Geeslin will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

        Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, The Bank of Georgia.

        Arlie C. Aukerman, 82, Class I director since our formation in 2001, was the chairman and president of A.C. Aukerman Company, a construction firm located in Lovejoy, Georgia from 1950 until his retirement in 1993. He was a director of Fayette County Bank from 1989 until 1999. Mr. Aukerman has been a director of The Bank of Georgia since 1999.

        Joseph S. Black, 56, Class I director since our formation in 2001, serves as the vice chairman of the board of the bank and our company. Mr. Black has been the president and chief executive officer of Pathway Communities, Inc. (formerly Peachtree Development Corporation), a real estate development company located in Peachtree City, Georgia since 1991. Mr. Black formerly served as a director and secretary of Fayette County Bank from 1989 until 1999. Mr. Black is a 1969 graduate of North Carolina State University. He serves his community through his involvement as an executive board member of the Flint River Boy Scouts Council, a member of the Newnan-Coweta Chamber of Commerce, and a life member of the Fayette County Chamber of Commerce. Mr. Black has been a director of The Bank of Georgia since 1999.

        Rick A. Duncan, 51, Class I director since our formation in 2001, serves as our senior loan officer and one of our executive vice presidents of the bank. Mr. Duncan has 24 years of banking experience in lending and credit administration. Mr. Duncan began his career with The Citizens & Southern National Bank of Clayton County in

1978, and he subsequently served as vice president and commercial loan officer with Tara State Bank in Riverdale, Georgia from 1983 to 1995. In 1995, Mr. Duncan joined Fayette County Bank in Peachtree City, Georgia where he served as senior vice president/senior lender and as a director until May 1999, when he left to join The Bank of Georgia. Mr. Duncan received a B.A. degree in 1975 from West Georgia College and is a graduate of the School of Banking of the South (LSU). Mr. Duncan has been a director of The Bank of Georgia since 1999.

        Dale K. Geeslin, 47, Class I director since our formation in 2001, serves as our secretary. Mr. Geeslin is a partner in the certified public accounting firm of Tidwell Dewitt, LLC. Mr. Geeslin graduated from Auburn University in 1981 with a BSBA in accounting. He has served as Finance Committee Chairman of the First Baptist Church of Peachtree City, Chairman of the Peer Review Executive Committee of the Georgia Society of CPA’s, and Co-Chairman of Fayette County Ducks Unlimited. Mr. Geeslin has been a director of The Bank of Georgia since 1999.

Set forth below is also information about each of our other directors and each of our executive officers. Each director listed below is also an organizer and a director of our holding company and our bank.

        C. Lynn Gable, 51, joined the bank as senior vice president and chief financial officer in October 2003. Prior to joining The Bank of Georgia, he served as senior vice president and chief financial officer of Community First Bank in Carrollton, Georgia from 1997 until it was acquired by Branch Bank &Trust in July 2002. Mr. Gable operated his own financial consulting firm prior to joining Community First Bank in 1997. Mr. Gable received a B.B.A. degree in 1975 and a M.B.A. degree in 1981 from West Georgia College. He also holds a Master of Strategic Studies degree from the U.S. Army War College. He is a 2003 graduate of The Graduate School of Banking at LSU. Mr. Gable has served over 32 years as a member of the Army National Guard and currently holds the rank of colonel.

        Malcolm R. Godwin, 48, Class II director since our formation in 2001, serves as one of our executive vice presidents of the bank. Mr. Godwin most recently served as the executive vice president and as a director of Fayette County Bank in Peachtree City, Georgia from 1995 until his resignation in February 1999, when he left to join The Bank of Georgia. Mr. Godwin previously served as the senior vice president and senior lending officer of Peachtree National Bank from 1989 until 1995 and as vice president of Wachovia Bank in Atlanta, Georgia from 1981 until 1989. He graduated from Georgia State University in 1977 and The Graduate School of Banking at LSU in 1993. Mr. Godwin has served as a member of the Tyrone Development Authority and Zoning and Planning Commission. Mr. Godwin has been a director of The Bank of Georgia since 1999.

        William R. Hancock, Jr., 47, Class II director since our formation in 2001, has been a partner in the law firm of Glover & Davis, P.A., in Peachtree City, Georgia since 1990, and a partner in F&H Investment Company, a Peachtree City real estate firm, since 1997. Mr. Hancock served on the advisory board of First Union National Bank from 1995 until 1999. He graduated from the Furman University in l978 and the University of Georgia School of Law in 1981. Mr. Hancock served as the Chairman of the City of Newnan Development Authority and is a member of the board of directors of Newnan Hospital. Mr. Hancock has been a director of The Bank of Georgia since 1999.

        Vincent M. Rossetti, 51, Class II director since our formation in 2001, is the president of Ravin Homes, Inc., a residential home building company in Peachtree City, Georgia where he has been employed since 1982. Mr. Rossetti is also the manager of MiRome, LLC, a real estate company that owns and manages office buildings. He graduated from Towson State University in 1977 with a degree in business/economics. Mr. Rossetti served on the Board of Trustees of Peachtree Regional Hospital and was President of the Mid-West Georgia Homes Builders Association. He currently volunteers as a member of the board of directors of the Fayette County Family YMCA. Mr. Rossetti has been a director of The Bank of Georgia since 1999.

        Donnie H. Russell, 60, Class II director since our formation in 2001, has been the owner and president of Parham Industries, Inc., a manufactured housing sales company, since 1968. He has been very active in the community banking market. He was an organizer and director of both Fayette County Bank in Peachtree City and Commerce Bank in Atlanta, Georgia. Mr. Russell graduated from Auburn University in 1967. Mr. Russell has been a director of The Bank of Georgia since 1999.

        Thomas G. Sellmer, 53, Class III director since our formation in 2001, has been the owner of Sellmer Property Management, a real estate management and investment company, since its formation in 1993. Mr. Sellmer is also involved in numerous real estate ventures throughout Fayette County. He was the vice president of Southern Screen & Embroidery, Inc. prior to starting Sellmer Property Management. Mr. Sellmer graduated from the University of Tennessee in 1972. Mr. Sellmer has been a director of The Bank of Georgia since 1999.

        Ira “Pat” Shepherd, III, 56, Class III director since our formation in 2001, serves as our chief executive officer and president. Mr. Shepherd has over 30 years of experience in the financial services industry and was most recently employed as the chief executive officer and president of RegionsBank/Fayette County and its predessessor, Fayette County Bank in Peachtree City, Georgia from 1989 until 1999 when he left to join our bank. He served as the vice president and senior lending officer for Peachtree National Bank from 1986 until 1989 and as the vice president of First National Bank of Newnan from 1970 until 1986. Mr. Shepherd received his B.B.A. degree in banking and finance from the University of Georgia in 1970 and graduated from the Louisiana State University graduate school of banking in 1990. He has lived in the Peachtree City area for over 15 years. He was a former board member of Sales and Marketing of the Mid-West Georgia Homebuilders Association and has served as a member of the Peachtree City Kiwanis Club. Mr. Shepherd was the State Treasurer of Georgia Ducks Unlimited and currently serves as the Secretary/Treasurer of the Fayette County Ducks Unlimited. Mr. Shepherd has been a director of The Bank of Georgia since 1999.

        Eric K. Smith, 37, has served as a senior vice president of our bank since March 2001. Prior to joining The Bank of Georgia, he served as a vice-president commercial lending with Branch Bank & Trust, in Newnan, Georgia from July 2000 until joining the bank and as senior loan originator with First Citizens Bank, FSB, in Newnan, Georgia from 1987 until First Citizens was acquired by Branch Bank & Trust in July 2000. Mr. Smith graduated from Georgia State University in 1995 with a B.A., in Marketing.

        Enrico A. Stanziale, 63, Class III director and chairman of the board since our formation in 2001, is the former owner and president of Amacor, Inc., a manufacturer of chemical resistant coatings. Mr. Stanziale retired from Amacor in 2000 after operating the company since its formation in 1992. Mr. Stanziale was the chairman of Fayette County Bank from 1989 until 1997. He attended Fairleigh Dickinson University from 1959 until 1964. Mr. Stanziale has been a director of The Bank of Georgia since 1999.

        James H. Webb, Jr., 57, Class III director since our formation in 2001, has been a senior partner for the law firm of Webb, Lindsey, & Wade, LLC in Peachtree City, Georgia since 1992. Mr. Webb is active in the community and is a part owner of several different businesses. He graduated from Georgia State University in 1971 and the University of Georgia School of Law in 1977. Mr. Webb has served as the president of the Fayette County Chamber of Commerce, the state chairman of Lawyers for Dole, first vice-chairman of the Sixth District Republican Party, chairman of the International Society, and general counsel for the Sixth District Republican Party. He has volunteered as the fund-raising campaign chairman of the Boy Scouts of America, chairman of the Fayette County cystic fibrosis campaign, and as a member of the governor’s task force on DUI. He currently is a board member of the Fayette Community Foundation. Mr. Webb has been a director of The Bank of Georgia since 1999.

Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

        The following table shows the cash compensation paid for the years ended December 31, 2001 through 2003 to our chief executive officer and each other executive officer who received total annual compensation, including salary and bonus, in excess of $100,000 in 2003.

Summary Compensation Table

					Long Term
					Compensation Award
					Number of Securities	All Other
Name and Principal Position	Year	Salary		Bonus	Underlying Options	Compensation(4)
Ira P Shepherd, III	2003	$141,600	(1)	$20,500	1,875	$7,267
President and	2002	$140,900	(2)	$45,489	14,594	$3,375
Chief Executive Officer	2001	$109,000		$20,982	19,531	$1,129
Rick A Duncan	2003	$141,400	(2)	$20,500	1,875	$7,267
Executive Vice President	2002	$140,900	(3)	$45,489	14,594	$3,375
Senior Lending Officer	2001	$109,000		$20,982	19,531	$1,134
Malcolm R Godwin	2003	$141,900	(2)	$20,500	1,875	$6,517
Executive Vice President	2002	$140,900	(3)	$45,489	14,594	$3,375
	2001	$109,000		$20,982	19,531	$1,131
Eric K Smith	2003	$132,500		$17,500	1,250	$7,198
Senior Vice President	2002	$132,000		$35,500	10,938	$4,455
	2001	$125,000		$17,000	14,648	-

(1)	Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed the lesser of either $50,000 or 10% of the executive’s annual salary and bonus.

(2)	In 2003, Mr. Shepherd received $4,100, Mr. Duncan received $3,900, and Mr. Godwin received $4,400 in directors’ fees in addition to their base salaries.

(3)	In 2002, Mr. Shepherd, Mr. Duncan, and Mr. Godwin each were paid $3,400 in directors’ fees in addition to their base salaries.

(4)	Represents matching 401(k) contributions.

Employment Agreements

        We do not have employment agreements with our officers.

The Bank of Georgia 401(k) Plan

        Our bank adopted a 401(k) plan covering all employees with more than 1,000 hours of service who have attained the age of 21. The Bank of Georgia 401(k) Plan became effective on January 1, 2000. The plan permits eligible employees to make before-tax contributions to the plan through payroll deductions subject to the limits imposed under Federal tax law. We may also make matching contributions to the plan equal to the percentage of the participants contribution during a particular year. Our level of participation in the plan is determined annually by the board of directors. For the year ended 2003, we matched one-half of each participant’s contribution up to a maximum of 6% of each participant’s salary. The plan permits each participant to direct the investment of the assets in his individual account. Contributions by the participant are always 100% vested. Matching contributions by the

Bank vest at the rate of 33% after 2 years of service, 66% after 3 years of service and 100% after 4 years of service. In general, participants may withdraw benefits upon termination of employment after attaining normal retirement age and upon termination of the plan. In addition, participants may withdraw their contributions if they terminate employment before attaining normal retirement age, attain normal retirement age but continue to work, become disabled, or incur a financial hardship.

Option Grants in Last Fiscal Year

        Pursuant to Georgia Bancshares, Inc. 2001 Stock Incentive Plan, approved by our shareholders on March 1, 2001, we may grant options for up to 438,270 shares to our officers, directors, and employees. The following options were issued to named officers in 2003.

	Number of	Percent of
	Securities	Total Options	Exercise or
	Underlying	Granted to	Base Price
	Options	Employees in	(Dollars per	Expiration
	Granted	Fiscal Year	Share)	Date
Ira P. Shepherd, III	1,875	6.8%	$11.60	02/20/2013

Rick A. Duncan	1,875	6.8%	$11.60	02/20/2013
Malcolm R. Godwin	1,875	6.8%	$11.60	02/20/2013
Eric K. Smith	1,250	4.5%	$11.60	02/20/2013

Aggregated Option Exercises and Year-End Option Values

	Number of Unexercised Securities		Value of Unexercised In-the-Money
	Underlying Options at Fiscal year End (#)		Options at Fiscal Year End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ira P. Shepherd, III	52,479	22,585	$ 505,248.92	$ 176,734.00
Rick A. Duncan	72,008	22,585	$ 698,195.44	$ 176,734.00
Malcolm R. Godwin	73,093	22,585	$ 708,915.24	$ 176,734.00
Eric K. Smith	10,059	16,777	$ 89,455.40	$ 131,981.40

(1)	The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($15.00) of the underlying common stock at December 31, 2003. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. There is no active trading market for our stock. However, based on the limited number of transactions of which we are aware, we believe the value of our stock was approximately $15.00 at December 31, 2003.

Director Compensation

        The Company and the Bank paid directors’ fees of $300 for each monthly meeting attended in January through August 2003, and paid directors’ fees of $500 for each monthly meeting attended in September through December 2003. Directors were also paid a $150 fee for each of our bank committee meetings attended during the year ended December 31, 2003.

Security Ownership of Certain
Beneficial Owners and Management

General

        The following table shows how much common stock in the company is owned by our directors, named executive officers, and owners of more than 5% of the outstanding common stock, as of March 26, 2004.

			Percentage of
	Number of Shares	Rights to	Beneficial
Name	Owned (1)	Acquire(2)	Ownership(3)
Arlie C. Aukerman	160,860	32,552	6.52%
Joseph S. Black	65,563	68,359	4.46%
Rick A. Duncan	65,234	76,126	4.69%
C. Lynn Gable	6,626	-	.23%
Dale K. Geeslin	29,923	29,298	2.00%
Malcolm R. Godwin	67,451	77,211	4.80%
W. Robert Hancock, Jr	35,545	29,297	2.19%
Vincent M. Rossetti	71,094	58,594	4.33%
Donnie H. Russell	64,481	58,594	4.11%
Thomas G. Sellmer	81,870	81,250	5.41%
Ira Pat Shepherd, III	40,313	56,597	3.24%
Eric K. Smith	18,594	13,107	1.07%
Enrico A. Stanziale	58,718	58,594	3.92%
James H. Webb, Jr	41,036	41,036	2.76%
Executive officers and
directors as a group (14
persons)	807,308	680,615	41.14%

(1)	Includes shares for which the named person:
o has sole voting and investment power,
o has shared voting and investment power with a spouse or other person, or
o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
o Does not include shares that may be acquired by exercising stock options.

(2)	Includes shares that may be acquired within the next 60 days by exercising stock options or warrants but does not include any other stock options.

(3)	Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

Meetings and Committees of the Board of Directors

        During the year ended December 31, 2003, the board of directors of the Company held nine meetings and the board of directors of the Bank held 12 meetings. All of the directors of the Company and the Bank attended at least 75% of the aggregate of such board meetings, with the exception of Mr. Russell who attended eight of the 12, or 67%, of the Bank meetings.

        Under the corporate governance principles adopted by our board of directors, each director is expected to attend all annual shareholders’ meetings. We recognize that occasionally conflicts may arise that will prevent a director from attending an annual shareholders’ meeting. However, each director should make every reasonable effort to keep such absences to a minimum. Five directors attended the 2003 annual meeting of shareholders.

        Our board of directors has implemented a process for shareholders of the company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may so do by writing to the Secretary of the Company, at Georgia Bancshares, Inc., 100 Westpark Drive, Peachtree City, Georgia 30269. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

        The Company’s board of directors has appointed a number of committees, including an audit and compensation committee. The audit committee is composed of Messrs. Geeslin, Stanziale, Sellmer and Rossetti. Each of these members is considered “independent” under Rule 4350 of the National Association of Securities Dealers’ listing standards. The board also has determined that Mr. Geeslin is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The audit committee met six times in 2003.

        The audit committee has the responsibility of reviewing internal audit and compliance reports, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee adopted a formal written charter on March 18, 2004, a copy of which is attached to this proxy statement as Appendix A. The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

        The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

        The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with the independent auditors the independent auditor’s independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

        The report of the audit committee is included herein at the direction of its members, Messrs. Geeslin, Stanziale, Sellmer and Rossetti.

Independent Certified Public Accountants

        Abbott, Jordan & Koon, LLC (AJK) was our auditor during the fiscal year ended December 31, 2003. We have selected AJK to serve as our independent auditors for the year ending December 31, 2004. We expect that a representative of AJK will be present at the annual meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. The following table shows the fees that the Company paid or accrued for the audit and other services provided by AJK for the fiscal years ended December 31, 2003 and 2002:

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002
Audit Fees	$42,210	$42,230
Audit-Related Fees	$1,825	-0-
Tax Fees	$4,150	$3,900
All Other Fees	$1,875	-0-

Total	$50,060	$46,130

        Audit Fees. This category includes the aggregate fees billed for professional services rendered by AJK for the audit of our annual consolidated financial statements and the limited reviews of our quarterly condensed consolidated financial statements for the years ended December 31, 2003 and 2002.

        Audit-Related Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, rendered by AJK during the fiscal year ended December 31, 2003. These services principally included the assistance and issuance of consents for various filings with the SEC.

        Tax Fees. This category includes the aggregate fees billed for tax services rendered by AJK during fiscal years ended December 31, 2003 and 2002. These services consisted primarily of tax compliance and tax consultations services. In addition, for fiscal years ended December 31, 2003 and 2002, these services include preparation of local, state and federal tax returns for the Company and its subsidiary.

        All Other Fees. This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by AJK during the fiscal year ended December 31, 2003. These other services in fiscal 2003 consisted primarily of assistance and meetings with management and the audit committee on planning issues.

        The audit committee has concluded that the non-audit service provided by AJK are compatible with maintaining the independence of AJK.

Oversight of Accountants; Approval of Accounting Fees

        Under the provisions of its charter, the audit committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The pre-approval process requires all services to be performed by our independent auditor to be approved in advance, regardless of amount. These services may include audit services, audit related services, tax services and other services.

Other Committees

        Our compensation committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met four times during the year ended December 31, 2003. The compensation committee is composed of Messrs. Russell, Geeslin and Aukerman.

        We have adopted a Nominating and Corporate Governance charter, a copy of which is attached to this proxy statement as Appendix B. The Board of Directors appoints the nominating committee. The committee typically consists of not less than three directors. The nominating committee has the principal function of recommending to the Board of Directors nominees for election as directors. The current members of the nominating committee are Messrs. Hancock, Stanziale, and Webb, each of whom is considered to be independent under NASDAQ rules.

        For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the nominating committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

        Any shareholder may recommend the nomination of any person to serve on the Board. Our policy is to require a shareholder to submit the name of the person to the secretary of the Company in writing between 30 and 60 days prior to the meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        The nominating committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

(i)	Whether the candidate possesses significant contacts within our market area and the ability to generate additional business for the Company;
(ii)	Whether the candidate qualifies as an independent director under the Company’s guidelines;
(iii)	The extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age and race;
(iv)	The candidate’s management experience in complex organizations and experience in dealing with complex business problems;
(v)	The candidate’s other commitments, such as employment and other board positions;
(vi)	Whether the candidate would qualify under the Company’s guidelines for membership on the Audit Committee or the Nominating Committee; and
(vii)	Whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

        The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election by the shareholders.

        In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with the bylaws of the Company, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the nominating committee. Candidates may come to the attention of the nominating committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders, or other persons. The nominating committee and Board of Directors consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the Company on the same basis as candidates recommended by any other person.

        The Company does not pay a third party to assist in identifying and evaluating candidates.

Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

        We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is the our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2003.

Code of Ethics

        We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, and principal accounting officer. The Code of Ethics is available without charge upon request by contacting our Secretary in writing at Georgia Bancshares, Inc., 100 Westpark Drive, Peachtree City, Georgia 30269.

Shareholder Proposals for the 2004 Annual Meeting of Shareholders

        If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 16, 2004. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

        Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 14, 2004

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
GEORGIA BANCSHARES, INC.
To be held on May 12, 2004

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby constitutes and appoints Ira P. Shepherd, III and Dale K. Geeslin, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Georgia Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the company’s office located at 100 Westpark Drive, Peachtree City, Georgia 30269, on May 12, 2004 at 4:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “for” Proposal No. 1 to elect the four identified Class I directors to serve on the board of directors.

1.     PROPOSAL to elect the four identified Class I directors.

            Arlie C. Aukerman
            Joseph S. Black
            Rick A. Duncan
            Dale K. Geeslin
                [  ] FOR all nominees                                                       [  ] WITHHOLD AUTHORITY
                      listed (except as marked to                                             to vote for all nominees
                      the contrary)

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

Date: ___________________________, 2004                                         Date ___________________________, 2004

___________________________                                                              ___________________________
Signature of Shareholder(s)                                                                            Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Appendix A

GEORGIA BANCSHARES, INC.
AUDIT COMMITTEE CHARTER

        The Board of Directors of the Company has delegated to the Audit Committee the Board’s responsibility for monitoring the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors, and internal auditing and internal accounting controls.

        Members of the Audit Committee shall discharge their committee duties using their business judgment in accordance with standards prescribed for directors by applicable state corporate law and rules adopted from time to time by the Securities and Exchange Commission.

Membership of the Audit Committee

        The Audit Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand basic financial statements.

        Members of the Audit Committee are encouraged to make use of training opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

1.	Recommend to the Board of Directors the selection of the Company’s independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

2.	Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

3.	On an annual basis, in conjunction with commencement of the annual audit, review the independent auditors’ audit plan and consider its scope, staffing, reliance upon management and internal audit functions, general audit approach, and the methods, practices, and policies governing the audit work.

4.	Review the budget, audit plans, changes in audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

5.	Approve all fees and other compensation (subject to de minimis exceptions as defined by law for non-audit services) to be paid to the independent auditors.

6.	Pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve nonaudit services to one or more designated Audit Committee members. The decisions of the designated member(s) shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting.

7.	In consultation with management, the independent auditors, and the internal auditors, review management’s periodic evaluations of the Company’s financial reporting processes and controls, including disclosure controls and procedures and internal controls, and all reports or attestations of the independent auditors on the Company’s internal controls. Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

8.	Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company. Establish a communications channel for the independent accountants to be able to contact the Audit Committee directly without going through management.

9.	Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company. Establish a communications channel for the internal auditors to be able to contact the Audit Committee directly without going through management.

10.	Review and approve all significant proposed accounting changes.

11.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.” Report to the Board of Directors the Audit Committee’s recommendation of whether to include the audited financial statements in the Company’s Annual Report on Form 10-K.

12.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”

13.	Investigate any matter which the Audit Committee deems to be in the interest of the Company and report its findings to the Board of Directors.

14.	Review and approve any Audit Committee report to be included in the Company’s proxy statement.

15.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

16.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

17.	Prior to releasing the annual audit report, discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

18.	Review with the Chief Executive Officer/President, the Chief Financial Officer, financial and other relevant management, and the independent auditors the Company’s annual and quarterly certifications as required by applicable regulations. Discuss (1) any significant deficiencies identified to the Audit Committee in the design or operation of financial accounting, reporting, disclosure controls and procedures, and internal controls, (2) the process used by the officers to certify the annual and quarterly reports, (3) any material issues or risk exposures identified during the certification process, and (4) the steps management has taken to monitor, control, and report such exposures and control deficiencies.

19.	Receive and review with the independent auditors quarterly reports, and other reports if requested by the Audit Committee from time to time, prepared by the independent auditors concerning (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications and preferred treatment of such information. Direct the independent auditors to provide to the Audit Committee, at the time they are sent to management, all material written communications between the independent auditors and management.

20.	At least annually, obtain and review a report by the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditors and the Company, so that the Audit Committee can assess the auditors’ independence.

21.	Ensure the rotation of the audit partners as required by law. At least annually, review and discuss with the independent auditors all relationships they have with the Company, including the provision of non-audit services, and the necessity for rotation of independent auditor personnel.

22.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	Establish policies concerning the employment of employees and former employees of the independent auditors, including policies addressing legal requirements.

24.	Review related party transactions on a quarterly basis, and approve only those which do not create or intensify existing conflicts.

Audit Committee Activities

1.	The Audit Committee shall meet upon the call of its chairman and at such other times as it shall determine.

2.	Meetings of the Audit Committee shall be open only to members of the Audit Committee and those invited to be present by the Audit Committee.

3.	The Audit Committee is authorized to employ and consult with accountants, attorneys and other professionals to assist it.

4.	The Audit Committee may meet together with the audit committees of the Company’s subsidiaries but no person who is not a member of the Company’s audit committee shall be entitled to vote on any matter considered by the Audit Committee.

5.	The Audit Committee shall have unlimited access to all employees, books and records of the Company.

6.	The Audit Committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

7.	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

8.	Discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Amendment or Repeal of Charter

        The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of The Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Adopted by the Board of Directors on March 18, 2004

Appendix B

GEORGIA BANCSHARES, INC.
NOMINATING AND CORPORATE GOVERNANCE CHARTER

Purpose

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is appointed by the Board of Directors of Georgia Bancshares, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Nominating Committee also functions as the governance committee of the board of directors of the Company’s subsidiary, The Bank of Georgia (the “Bank”). References to the Company in this charter also include the Bank and all other direct and indirect subsidiaries of the Company, and references to the Board include the Board of Directors of the Company, of the Bank, and of each other subsidiary. The Nominating Committee’s primary purposes are: (1) to identify, screen, recruit, and nominate director candidates to the Board; (2) develop, recommend, and oversee corporate governance policies of the Company; and (3) establish and administer processes to evaluate the effectiveness of the Board, committees, and management.

The Nominating Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Nominating Committee has the ability to retain, at the Company’s expense, such special legal, accounting, and other consultants and experts as it deems necessary in the performance of its duties. In addition, the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

Committee Composition, Meetings, and Procedures

The Nominating Committee shall consist of three or more directors, as determined by the Board, none of whom shall be executive officers or employees of the Company, and all of whom shall satisfy the independence requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and any stock exchange listing requirements applicable to the Company. The Nominating Committee’s members and chair shall be appointed by the Board on the recommendation of the Nominating Committee. If the chair is not present or designated, the members of the Nominating Committee may designate a chair by majority vote. Members of the Nominating Committee shall serve at the pleasure of the Board and may be removed in the discretion of the Board.

The Nominating Committee shall meet at least annually, or more frequently as circumstances dictate. The Nominating Committee shall conduct its meetings in accordance with the Company’s bylaws. Except as limited by law, the Nominating Committee may form subcommittees for any purpose the Nominating Committee deems appropriate and may delegate to such subcommittees such power and authority as it deems appropriate.

Committee Powers, Authority, Duties, and Responsibilities

1.	The Nominating Committee shall recommend to the Board criteria for the selection of new directors, evaluate the qualifications and independence of potential candidates for director, including any nominees submitted by shareholders under and in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, and recommend to the Board a slate of nominees for election by shareholder any person to be considered to fill a Board vacancy or a newly created directorship resulting from any increase in the authorized number of directors.

2.	When considering a person to be recommended for nomination as a director of the Company, the Nominating Committee shall consider the skills and background needed by the Company and possessed by the person, diversity of the Board, and the ability of the person to devote the necessary time to service

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as a director. The Nominating Committee shall also develop a list of criteria to be considered in evaluating director candidates.

3.	The Nominating Committee shall recommend to the Board standards for determining director independence consistent with applicable legal or regulatory corporate governance requirements and review and assess those standards on a periodic basis. The Nominating Committee shall review the qualifications and independence of the members of the Board and its various committees on a regular periodic basis and make any recommendations it may deem appropriate concerning changes in the composition of the Board and its committees.

4.	The Nominating Committee shall identify potential candidates for nomination as directors on an on-going basis, in such manner as the Nominating Committee deems appropriate.

5.	The Nominating Committee shall oversee the orientation and continuing education of directors.

6.	The Nominating Committee shall annually recommend to the Board director nominees for each Board committee. Recommendations should consider the qualifications of membership on each committee, the desirability of rotation among directors, and any limitation of the number of consecutive years a director should serve on a committee. The Nominating Committee shall also advise the Board on removal of any Board committee members.

7.	The Nominating Committee shall receive comments from all directors and report annually to the Board on an assessment of the Board’s performance, to be discussed with the Board following the end of each fiscal year. The Nominating Committee shall also establish and oversee an annual evaluation performance of management and oversee the annual self-assessment of the Board.

8.	The Nominating Committee shall review and reassess at least annually the adequacy of the corporate governance principles of the Company and recommend any proposed changes to the Board for approval, including any changes in director fees and qualifications.

9.	The Nominating Committee shall review and assess at least annually the Company’s compliance with the corporate governance guidelines and the requirements established under the Sarbanes-Oxley Act and by applicable laws and regulations.

10.	The Nominating Committee shall make reports to the Board at its next regularly scheduled meeting following the meeting of the Nominating Committee accompanied by any recommendation to the Board.

11.	The Nominating Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

12.	The Nominating Committee shall annually review its own performance and present to the Board an annual performance evaluation of the Nominating Committee.

13.	The Nominating Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

Adopted by the Board of Directors on March 18, 2004

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